Exhibit 10.2
Consent
Regarding
Loan and Security Agreement
     THIS CONSENT Regarding Loan and Security Agreement (this “Consent”) is entered into as of June 19, 2009, by and between SILICON VALLEY BANK (“Bank”), on the one side, and
     EV3 ENDOVASCULAR, INC., a Delaware corporation,
     EV3 INTERNATIONAL, INC., a Delaware corporation,
     MICRO THERAPEUTICS, INC., a Delaware corporation, and
     FOXHOLLOW TECHNOLOGIES, INC., a Delaware corporation
(collectively and jointly and severally referred to as “Borrowers”), whose address is c/o ev3 Inc., 9600 54th Avenue North, Plymouth, MN 55442, on the other side.
Recitals
     A. Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of an Effective Date of June 28, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). The Obligations of the Borrowers have been guarantied by, among others, the following companies, in favor of Bank: ev3 Inc., a Delaware corporation; Micro Therapeutics International, Inc., a Delaware corporation; and ev3 Peripheral, Inc., a Minnesota corporation (collectively, the “Guarantors”).
     B. Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.
     C. Borrowers have requested that Bank (i) consent to the Chestnut Merger (as defined below), and (ii) make certain other revisions to the Loan Agreement, all as more fully set forth herein.
     D. Bank has agreed to provide a consent and to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used but not defined in this Consent shall have the meanings given to them in the Loan Agreement.
     2. Consent to Merger. Borrowers have advised Bank that (a) Parent has entered into an agreement and plan of merger whereby Starsky Merger Sub, Inc., a California corporation and a direct wholly owned subsidiary of Parent, will merge with and into Chestnut Medical Technologies, Inc., a California corporation (“Chestnut Medical”), with Chestnut Medical being the surviving corporation, and, immediately subsequent to such merger, Chestnut Medical will merge with and into Starsky Acquisition Sub, Inc., a California corporation and a direct wholly owned subsidiary of Parent (“Merger Subsidiary”), with Merger Subsidiary being the surviving corporation (such mergers being collectively referred to as the “Chestnut Mergers”), and (b) the total consideration for the acquisition of Chestnut Medical by virtue of the Chestnut Mergers shall be a maximum of $150,000,000 to be structured as follows:
An amount equal to $75,000,000 will be payable by Parent at closing of the Chestnut Mergers, with 50% to be paid in cash and the remaining amount in Parent stock; and
Upon receiving a FDA pre-market approval letter (“PMA letter”) for securing an indication to treat intracranial aneurysms and to commercialize the Chestnut Medical Pipeline device in the United States, a second payment by Parent will be structured as follows: $75,000,000 (split 50/50 between cash and Parent stock) provided that (y) if the PMA letter is not received by October 1, 2011, the $75,000,000 payment will decrease by $3,750,000 per month and will decrease to zero if the PMA letter is not received by December 31, 2012, and (z) if the following conditions are not satisfied, Parent will be able to defer up to $30,000,000 of the cash portion of the payment for 12 months: (A) Parent has a minimum cash balance of $75,000,000 at the time the PMA letter is received, (B) making the payment would not result in an Event of Default under the Loan Documents, and (C) the payment would not be viewed as materially adverse to the business.
Parent and Borrowers have requested that, in accordance with Sections 7.3 and 7.7(a) of the Loan Agreement, Bank consent to the Chestnut Mergers, and, in reliance on the representations, warranties and covenants contained herein, Bank hereby consents to the Chestnut Mergers, upon the conditions that (which conditions Borrowers agree to satisfy) (i) concurrently herewith Merger Subsidiary shall grant to Bank a security interest in all of its “Collateral” (defined herein as defined in the Loan Agreement except that references in such definition to Borrower shall instead be to Merger Subsidiary) to secure all of the Obligations pursuant to a writing acceptable to Bank, (ii) immediately after the consummation of the Chestnut Mergers, Bank shall have a first-priority, perfected, security interest in all of the Collateral of Merger Subsidiary, and such Collateral shall be subject to no security interests or Liens other than Permitted Liens, and (iii) the Chestnut Mergers are consummated on or before July 31, 2009. This consent does not constitute a waiver of any of the other terms or provisions of the Loan Agreement, or any other Loan Documents, or any other agreement, document or instrument providing rights in favor of

Bank, nor does it constitute a consent to any other transaction or event, whether or not similar to the foregoing, and whether or not related to any of the transactions or events referred to herein. For purposes of clarity and without limitation on the generality of the foregoing limitations on Bank’s consent, Borrowers acknowledge that Bank is not consenting to any breach of any financial covenant that may be contained in the Loan Documents that may result from the Chestnut Mergers.
     3. New Guarantor. Borrowers agree to cause the following to occur within 30 days of the consummation of the Chestnut Mergers:
          a. Merger Subsidiary shall become a Guarantor of the Obligations by executing a continuing guaranty in favor of Bank, and shall execute a security agreement in favor of Bank, in each case in the same form and substance as has been executed by the other Guarantors.
          b. Merger Subsidiary, Borrowers and Guarantors shall execute such documents, and take such actions, as Bank shall reasonably request, in order that the agreements and other documentation that effectuates Merger Subsidiary becoming a secured Guarantor shall be the same as that for the other Guarantors.
          c. Merger Subsidiary’s organizational documents shall not prohibit or limit Merger Subsidiary becoming a Guarantor or providing the security interest contemplated herein.
     4. Further Mergers of Merger Subsidiary.
          4.1 Section 7.3 (Mergers or Acquisitions). Notwithstanding and without limitation upon Section 7.3 of the Loan Agreement, after the consummation of the Chestnut Mergers, Merger Subsidiary shall not merge into any Borrower or Secured Guarantor unless Bank has consented in writing.
     5. Limitation on Consent and Amendments
          5.1 The consents and amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any other transaction or to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          5.2 This Consent shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed, shall remain in full force and effect, and are incorporated herein by reference.

     6. Representations and Warranties. To induce Bank to enter into this Consent, each Borrower hereby represents and warrants to Bank as follows:
          6.1 Immediately after giving effect to this Consent (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          6.2 Borrower has the power and authority to execute and deliver this Consent and to perform its obligations under the Loan Agreement, as amended or supplemented by this Consent;
          6.3 The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect except for the amendment to Parent’s Amended and Restated Certificate of Incorporation filed with the SEC as an exhibit to Form 8-K on July 23, 2007, a copy of which has been provided to Bank marked to show the differences from the certificate of incorporation of Parent that was in effect as of June 21, 2005;
          6.4 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended or supplemented by this Consent, have been duly authorized;
          6.5 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended or supplemented by this Consent, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          6.6 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended or supplemented by this Consent, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except (i) such filings as shall be required by law to perfect security interests in the Collateral of Merger Subsidiary as contemplated by this Consent, or (ii) as already has been obtained or made; and
          6.7 This Consent has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

     7. Counterparts. This Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     8. Effectiveness. This Consent shall be deemed effective upon (a) the due execution and delivery of this Consent by each party hereto, and (b) Bank’s receipt of the Acknowledgment of Consent and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor named thereon.
     In Witness Whereof, the parties hereto have caused this Consent to be duly executed and delivered as of the date first written above.

Borrowers:

EV3 ENDOVASCULAR, INC.		EV3 INTERNATIONAL, INC.

By:	/s/ Kevin Klemz	By:	/s/ Kevin Klemz

Name:	Kevin Klemz	Name:	Kevin Klemz
Title:	Secretary	Title:	Secretary

MICRO THERAPEUTICS, INC.		FOXHOLLOW TECHNOLOGIES, INC.

By:	/s/ Kevin Klemz	By:	/s/ Kevin Klemz

Name:	Kevin Klemz	Name:	Kevin Klemz
Title:	Secretary	Title:	Secretary

Bank:

SILICON VALLEY BANK

By: Name:	/s/ Jay Wefel Jay Wefel
Title:	Relationship Manager

Schedule 1
Acknowledgment of Consent
and Reaffirmation of Guaranty

June 23, 2009
Silicon Valley Bank
380 Interlocken Crescent Ste 600
Broomfield, CO 80021
     Re:      Silicon Valley Bank/ev3 Inc.
Gentlemen:
     Reference is made to (i) the Loan and Security Agreement (as amended from time to time, the “Loan Agreement”), dated as of an Effective Date of June 28, 2006, between Silicon Valley Bank (“Bank”), on the one side, and ev3 Endovascular, Inc., ev3 International, Inc., Micro Therapeutics, Inc., and FoxHollow Technologies, Inc. (collectively, the “Borrowers”), on the other side, and (ii) the Consent Regarding Loan and Security Agreement (the “Consent”), of substantially even date, between Bank and Borrowers. (Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.)
     The undersigned (each a “Guarantor”) are each parties to that certain Amended Unconditional Guaranty, dated as of December 14, 2007, in favor of Bank (the “Guaranty”). Each Guarantor agrees that:
     Section 1. It acknowledges and confirms that it has reviewed and approved the terms and conditions of the Consent.
     Section 2. It consents to the Consent and agrees that the Guaranty shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Consent or any other document or instrument delivered in connection herewith.
     Section 3. It represents and warrants that, after giving effect to the Consent, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.
     Section 4. Notwithstanding the foregoing, it acknowledges and agrees that its approval and consent are not required by the Guaranty and are not required in order for the Guaranty to continue in full force and effect, as valid, enforceable and unimpaired, and that Bank’s request for its consent is not meant to establish a course of conduct requiring future consents.
     Section 5. This agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. This agreement, the Guaranty, and the other written agreements entered into in connection with the Guaranty constitute and contain the entire agreement of the parties and supersede any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between the undersigned and Bank, whether written or oral, respecting the subject matter hereof. This agreement shall be construed in connection with and as a part of the Guaranty and the terms of the Guaranty are incorporated herein.
Guarantor

ev3 Inc.		ev3 Peripheral, Inc.

By:	/s/ Kevin Klemz	By:	/s/ Kevin Klemz

Name:	Kevin Klemz	Name:	Kevin Klemz
Title:	Secretary	Title:	Secretary

Micro Therapeutics International, Inc.

By: Name:	/s/ Kevin Klemz Kevin Klemz
Title:	Secretary

June 24, 2009
Silicon Valley Bank
     Re:       Silicon Valley Bank/Starsky Acquisition Sub, Inc.
Gentlemen:
     Reference is made to the Loan and Security Agreement (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), dated June 28, 2006, between Silicon Valley Bank (“Bank”) and ev3 Endovascular, Inc., ev3 International, Inc., Micro Therapeutics, Inc., and Foxhollow Technologies, Inc. (jointly and severally, “Borrower”).
     The undersigned (“Pledgor”) hereby grants to the Bank a continuing security interest in all presently existing and later acquired “Collateral” as described on Exhibit A to secure all now existing and later arising “Obligations” (as defined in the Loan Agreement) of Borrower. Pledgor hereby represents and warrants to Bank that such Collateral is held by it free and clear of all “Liens” (as defined in the Loan Agreement) other than “Permitted Liens” (as defined in the Loan Agreement; provided that for purposes of the use of the term “Permitted Liens” in the context of Pledgor, when “Borrower” is used in such definition it shall be deemed to refer to Pledgor.) Pledgor hereby waives (i) until all of the Obligations have been irrevocably paid and performed in full (other than inchoate indemnity obligations), all rights of subrogation, reimbursement, indemnification and contribution of every kind, and all rights of recourse to any assets of Borrower, and all rights to any collateral or security held for the payment and performance of any Obligations, including (but not limited to) any of the foregoing rights which Pledgor may have under any present or future document or agreement with Borrower or any other person, and including (but not limited to) any of the foregoing rights which Pledgor may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine, (ii) any other rights or defenses that are or may become available to Pledgor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, and (iii) any rights or defenses that Pledgor may have by reason of any election of remedies by Bank.
     California law governs this agreement without regard to principles of conflicts of law. In any proceeding arising out of this agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses. This Agreement may be executed in any number of counterparts.

Sincerely,

STARSKY ACQUISITION SUB, INC.

By:	/s/ Kevin Klemz

Name:	Kevin Klemz
Title:	CEO and Secretary

Accepted and Agreed:

SILICON VALLEY BANK

By
Name:
Title:

EXHIBIT A
     The Collateral consists of all of Pledgor’s right, title and interest in and to all of Pledgor’s assets (except as otherwise provided below), including, without limitation, Pledgor’s right, title and interest in and to the following personal property:
     All goods, Accounts, (as defined below) (including health-care receivables), Equipment (as defined below), Inventory (as defined below), contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (as defined below) (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
     All Pledgor’s Books (as defined below), relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
     Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Pledgor connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.
     As used herein, “Equipment” shall have the following meaning, all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
     As used herein, “Inventory” shall have the following meaning, all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Pledgor’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
     As used herein, “General Intangibles” shall have the following meaning, all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
     As used herein, “Pledgor’s Books” shall have the following meaning, all Pledgor’s books and records including ledgers, federal and state tax returns, records regarding Pledgor’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
     As used herein, “Code” shall mean the Uniform Commercial Code.